Exhibit 99.1
CONTACT: Julie Lorigan
Vice President, Investor Relations
(781) 741-7775
Margery Myers
Vice President,
Corporate Communications and Public Relations
(781) 741-4019
Cara O'Brien - Investor Relations
Stephanie Sampiere - Media Relations
FD Morgen-Walke Associates
(212) 850-5600

TALBOTS ANNOUNCES JULY TOTAL COMPANY SALES INCREASE OF 6%
Comparable Store Sales Increase 0.7%

Company Now Expects Second Quarter Earnings per Share
at the High-End of Previously Announced Range

        Hingham, MA, August 7, 2003 – The Talbots, Inc. (NYSE: TLB) today announced that total Company sales for fiscal July, the four weeks ended August 2, 2003, increased 6% to $100.5 million from $94.5 million for the four weeks ended August 3, 2002. Comparable store sales increased 0.7% for the month.

        Sales for the second fiscal quarter, the thirteen weeks ended August 2, 2003, increased 5% to $389.6 million from $370.4 million for the thirteen weeks ended August 3, 2002. Retail sales were up 5% to $339.4 million from $323.0 million last year. Comparable store sales for the quarter decreased 1.7% compared to the prior year. Catalog sales increased 6% to $50.2 million from $47.4 million in the same period last year.

        Year-to-date sales for the twenty-six weeks ended August 2, 2003 increased 3% to $784.6 million from $761.7 million reported for the twenty-six weeks ended August 3, 2002. Retail sales were up 4% to $668.6 million from $644.7 million last year. Comparable store sales decreased 3.0% for the twenty-six week period. Catalog sales decreased 1% to $116.0 million from $117.0 million last year.

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        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “Our July comparable store sales were above our expectations for the month. During the period, we continued to experience the strong selling of our regular-price transitional and early fall goods that we also saw last month. In addition, we had solid markdown sales from our semi-annual clearance event, which began at the end of June. With these better-than-anticipated results, we now expect second quarter earnings per diluted share to be at the high-end of our previously announced range of $0.29 to $0.31, compared to the $0.33 reported in the same period last year.”

        “As always, our stores will be fully set for fall after Labor Day, with all residual clearance merchandise shipped to our Outlet stores. Although the current economic environment continues to be uncertain, our outlook is more positive as we head into the second half of the year, especially given the recent strength of our regular-price selling trends. We are pleased with our customer’s reception to our current merchandise assortments and we are looking forward to the official start of the fall selling season after Labor Day,” Mr. Zetcher concluded.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 924 stores – 477 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 250 Talbots Petites stores, including two Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 62 Talbots Kids stores; 68 Talbots Woman stores, including one Talbots Woman store in Canada; three Talbots Mens stores; and 24 Talbots Outlet stores. The Company expects to circulate approximately 48 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

-continued-

Page 3.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. The specialty apparel retail business is an evolving and highly competitive marketplace. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and involve material known and unknown risks and uncertainties as to future events which may or may not occur, including levels of sales, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, store traffic, acceptance of Talbots fashions, and the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
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TALBOTS ANNOUNCES JULY SALES

MESSAGE POINTS AUGUST 7, 2003

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our July sales results. Please note that my prepared remarks will conclude with the full forward-looking information cautionary statement and a discussion of certain risk factors which may cause actual results to differ materially from our outlook information and other forward-looking information.

•	This morning we announced that total Company sales for fiscal July, the four weeks ended August 2, 2003 increased 6% to $100.5 million from $94.5 million for the four weeks ended August 3, 2002. Comparable store sales increased 0.7% for the month.

•	Sales for the second fiscal quarter, the thirteen weeks ended August 2, 2003, increased 5% to $389.6 million, from $370.4 million for the thirteen weeks ended August 3, 2002. Comparable store sales for the quarter decreased 1.7% compared to the prior year. Catalog sales increased 6% to $50.2 million from $47.4 million in the same period last year. Our year-to-date sales information is included in our July press release, issued August 7th.

•	As stated in our press release this morning, our July comparable store sales were above our expectations for the month. During the period we experienced strong selling of our regular-price transitional and early fall goods that we also saw in June. In addition, we had solid markdown sales from our semi-annual clearance event, which began at the end of June.

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•	In terms of comp store sales by concept for the month, quarter and the year-to-date, our U.S. Misses stores were flat for the month, down 2% for the quarter and down 3% for the year-to-date. Our U.S. Petites stores were up 4% for the month, down 1% for the quarter and down 1% for the year-to-date. Our Kids stores were flat for the month, up 1% for the quarter and down 5% for the year-to-date; and finally, our Accessories & Shoes stores decreased 8% for the month, and were down 7% for the quarter, and down 9% for the year-to-date period.

•	Moving to comp performance by region for the month, quarter and year-to-date; the Northeast was flat for the month, down 3% for the quarter and down 5% for the year to date; the South was flat for the month, down 1% for the quarter and down 2% for the year to date; the Midwest was up 1% for the month, down 1% for the quarter and down 2% for the year-to-date; and finally, the West was up 6% for the month, flat for the quarter, and down 3% for the year-to-date.

•	Regarding our early fall/transitional merchandise, key business drivers in both casual and sportswear are in tops, including sweaters, blouses and knits. In addition, seasonally appropriate or wear now shorts and skirts are strong as are dresses, particularly in refined, special occasion wear. In our Accessory and Shoe business, jewelry and novelty handbags are also performing well.

•	In our Kids business, July was driven primarily by sale, with more markdown inventory compared to last year. Although it is early in the season, we feel we are well positioned for back-to-school, especially in uniform and dressy items.

•	In terms of our catalog business, our second quarter sales were above plan, consistent with our stores. Our current transitional and early fall catalogs are all performing at or above plan.

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•	Turning to the status of our current inventories, at the end of the second quarter, inventory per square foot in our U.S. women’s retail business was down approximately 14%. This is below our plan and due to the strong sales of both our regular-price and markdown merchandise as well as timing of receipts.

•	As a result of our better than anticipated results in July, we now expect second quarter earnings per share at the high-end of our previously announced range of $0.29 —$0.31, compared to last year’s reported $0.33 per diluted share.

•	Looking forward, while we currently anticipate that our regular-price selling will continue to trend positive in August, at this time our plan is for August comparable store sales to be negative mid-single digits. However, the good news is that this is entirely due to the lack of clearance merchandise available for the remainder of our semi-annual sale. As we enter the month of August, clearance inventory is, in fact, down approximately 20% on a per square foot basis in our U.S. women’s retail business compared to last year.

•	As always, our stores will be fully set for fall after Labor Day, with all residual clearance merchandise shipped to our Outlet stores.

•	For the third quarter, our plan is for inventories on average to be down approximately high-single digits on a per square foot basis in our U.S. women’s retail business.

•	Although the economic environment continues to be uncertain, we are more positive as we head into the second half of the year, especially given the recent strength in our regular-price selling trends. We are pleased with our customer’s reception to our current merchandise assortments and we are looking forward to the official start of the fall selling season after Labor Day.

•	And finally as a reminder, we will be announcing second quarter earnings on Wednesday, August 20, 2003 and have scheduled a conference call for 10:00 a.m. that morning.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. The specialty apparel retail business is an evolving and highly competitive marketplace. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and involve material known and unknown risks and uncertainties as to future events which may or may not occur, including levels of sales, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, store traffic, acceptance of Talbots fashions, and the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
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